EXHIBIT 10.2

          AMENDMENT OF MERCK & CO., INC 2004 INCENTIVE STOCK PLAN

      WHEREAS, Merck & Co., Inc. (the "Company") maintains the Merck & Co., Inc. 2004 Incentive Stock Plan (the "Plan");

      WHEREAS, the Plan provides for the grant of Stock Options and other equity awards, including restricted stock unit awards and performance share unit awards;

      WHEREAS, pursuant to resolutions of the Board of Directors of the Company (the "Board") dated November 23, 2004, the Board has amended the Plan as set forth herein to provide for the treatment of these awards granted under the Plan after November 23, 2004 in the event of a Change in Control of the Company; and

      WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Plan;

      NOW, THEREFORE, pursuant to resolutions of the Board dated November 23, 2004, the Plan shall be, and it hereby is, amended to add Section 21 thereto as follows:

21.   Effect of a Change in Control.

(a)   Options.

      1. Vesting of Options Other Than Key R&D Options. Upon the occurrence of a Change in Control, each Stock Option which is outstanding immediately prior to the Change in Control, other than the Key R&D Options, shall immediately become fully vested and exercisable.

      2.    Vesting of Key R&D Options.

            (i) Subject to Section 21(a)(2)(ii), upon the occurrence of a Change in Control, each Key R&D Option shall continue to be subject to the performance-based vesting schedule applicable thereto immediately prior to the Change in Control.

            (ii) Notwithstanding Section 21(a)(2)(i), if the Stock Options do not continue to be outstanding following the Change in Control or are not exchanged for or converted into options to purchase securities of a successor entity ("Successor Options"), then, upon the occurrence of a Change in Control, all or a portion of each Key R&D Option shall immediately vest and become exercisable in the following percentages:
      (A) if such Key R&D Option's first milestone has not been reached before the date of the Change in Control, 14% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; (B) if only such Key R&D Option's first milestone has been reached before the date of the Change in Control, 42% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; and (C) if such Key R&D Option's first and second milestones have been reached before the date of the Change in Control, 100% of the then-unvested portion of the Key R&D Option shall vest and become exercisable.

      3. Post-Termination Exercise Period. If Stock Options continue to be outstanding following the Change in Control or are exchanged for or converted into Successor Options, then the portion of such Stock Options or such Successor Options, as applicable, that is vested and exercisable immediately following the termination of employment of the holder thereof after the Change in Control shall remain exercisable following such termination for five years from the date of such termination (but not beyond the remainder of the term thereof) (provided, however, that, if such termination is by reason of gross misconduct, death or retirement (as these terms are applied to awards granted under the Plan), then those provisions of the Plan that are applicable to a termination by reason of gross misconduct, death or retirement shall apply to such termination).

      4. Cashout of Stock Options. If the Stock Options do not continue to be outstanding following the Change in Control and are not exchanged for or converted into Successor Options, each holder of a vested and exercisable option shall be entitled to receive, as soon as practicable following the Change in Control, for each share of Common Stock subject to a vested and exercisable option, an amount of cash determined by the Committee prior to the Change in Control but in no event less than the excess of the Change in Control Price over the exercise price thereof (subject to any existing deferral elections then in effect). If the consideration to be paid in a Change in Control is not entirely shares of common stock of an acquiring or resulting corporation, then the Committee may, prior to the Change in Control, provide for the cancellation of outstanding Stock Options at the time of the Change in Control in whole or in part for cash pursuant to this Section 21(a)(4) or may provide for the exchange or conversion of outstanding Stock Options at the time of the Change in Control in whole or in part, and, in connection with any such provision, may (but shall not be obligated to) permit holders of Stock Options to make such elections related thereto as it determines are appropriate.

(b)   Restricted Stock Units and Performance Share Units.

      1. Vesting of Restricted Stock Units. Upon the occurrence of a Change in Control, each unvested restricted stock unit award which is outstanding immediately prior to the Change in Control under the Plan shall immediately become fully vested.

      2. Vesting of Performance Share Units. Upon the occurrence of a Change in Control, each unvested performance share unit award which is outstanding immediately prior to the Change in Control under the Plan shall immediately become vested in an amount equal to the PSU Pro Rata Amount.

      3.    Settlement of Restricted Stock Units and Performance Share Units.

          (i) If the Common Stock continues to be widely held and freely tradeable following the Change in Control or is exchanged for or converted into securities of a successor entity that are widely held and freely tradeable, then the restricted stock units and the vested performance share units shall be paid in shares of Common Stock or such other securities as soon as practicable after the date of the Change in Control (subject to any existing deferral elections then in effect).

          (ii) If the Common Stock does not continue to be widely held and freely tradeable following the Change in Control and is not exchanged for or converted into securities of a successor entity that are widely held and freely tradeable, then the restricted stock units and the vested performance share units shall be paid in cash as soon as practicable after the date of the Change in Control (subject to any existing deferral elections then in effect).

(c)   Other Provisions.

      1. Except to the extent required by applicable law, for the entirety of the Protection Period, the material terms of the Plan shall not be modified in any manner that is materially adverse to the Qualifying Participants (it being understood that this Section 21(c) shall not require that any specific type or levels of equity awards be granted to Qualifying Participants following the Change in Control).

      2. During the Protection Period, the Plan may not be amended or modified to reduce or eliminate the protections set forth in Section 21(c)(1) and may not be terminated.

      3. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by a Qualifying Participant if the Qualifying Participant prevails on his or her claim for relief in an action (x) by the Qualifying Participant claiming that the provisions of Section 21(c)(1) or 21(c)(2) of the Plan have been violated (but, for avoidance of doubt, excluding claims for plan benefits in the ordinary course) and (y) if applicable, by the Company or the Qualifying Participant's employer to enforce post-termination covenants against the Qualifying Participant.

(d) Definitions. For purposes of this Section 21, the following terms shall have the following meanings:

      1. "Change in Control" shall have the meaning set forth in the Company's Change in Control Separation Benefits Plan; provided, however, that, as to any award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of "Change in Control" shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

      2. "Change in Control Price" shall mean, with respect to a share of Common Stock, the higher of (A) the highest reported sales price, regular way, of such share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on the Nasdaq National Market during the ten-day period prior to and including the date of a Change in Control and (B) if the Change in Control is the result of a tender or exchange offer, merger, or other, similar corporate transaction, the highest price per such share paid in such tender or exchange offer, merger or other, similar corporate transaction; provided that, to the extent all or part of the consideration paid in any such transaction consists of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee.

      3. "Key R&D Options" shall mean those performance-based options granted to employees under the Key Research and Development Program described in the applicable Schedule to the Rules and Regulations for the Plan.

      4. "Protection Period" shall mean the period beginning on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control.

      5. "PSU Pro Rata Amount" shall mean for each Performance Share Unit award, the amount determined by multiplying (x) and (y), where (x) is the number of Target Shares subject to the Performance Share Unit award times the Assumed Performance Percentage and (y) is a fraction, the numerator of which is the number of whole and partial calendar months elapsed during the applicable performance period (counting any partial month as a whole month for this purpose) and the denominator of which is the total number of months in the applicable performance period.
      The Assumed Performance Percentage shall be determined by (1) averaging the ranks during the Award Period as follows: (A) as to any completed performance year as of the Change in Control, the actual rank (except that, if fewer than 90 days have elapsed since the completion of such performance year, the Target Rank shall be used), and (B) as to any performance year that is incomplete or has not yet begun as of the Change in Control, the Target Rank, (2) rounding the average rank calculated pursuant to the foregoing clause (1) to the nearest whole number using ordinary numerical rounding, and (3) using the Final Award Percentage associated with the number determined in the foregoing clause (2). The Target Rank is the rank associated with 100% on the chart of Final Award Percentages.

      6. "Qualifying Participants" shall mean those individuals who participate in the Plan (whether as current or former employees) as of immediately prior to the Change in Control.

(e) Application. This Section 21 shall apply to Stock Options, restricted stock unit awards and performance share unit awards granted after November 23, 2004.